Exhibit 4.3

011382		CLASS A COMMON STOCK
NUMBER CTA	ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND	SHARES

	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY SEE REVERSE FOR IMPORTANT NOTICE AND OTHER INFORMATION	[ Statue of Liberty Logo ] CAPITAL TRUST, INC.

CUSIP 14052H 50 6

This certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $.01 PAR VALUE, OF
CAPITALTRUST, INC.

CapitalTrust, Inc. (hereinafter called the “Company”), a Maryland corporation. This certificate and the shares of stock represented hereby are transferable only on the books of the Company by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Company (the “Charter”) and the Bylaws of the Company and any amendments thereto

This certificate is not valid until countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the signatures of its duly authorized officers.

Dated:

[ LOGO ]
CAPITALTRUST, INC

COUNTERSIGNED			/s/ John R. Klopp
PRESIDENT
AMERICAN STOCK TRANSFER & TRUST COMPANY		CAPITALTRUST, INC.
(NEW YORK, N.Y.)	TRANSFER AGENT	CORPORATE SEAL
	AND REGISTRAR	, 1998
Maryland

AUTHORIZED SIGNATURE			/s/ Brian H. Oswald
SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	Custodian
TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)
JT,TEN	—	as joint tenants with right
		of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

IMPORTANT NOTICE

The Company will furnish to any stockholder, on request and without charge, a full statement on the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter of the Company, a copy of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Company at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Company’s Charter, (i) no Individual may Beneficially or Constructively Own shares of the Company’s Common Stock in excess of 2.5 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Company unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no individual may Beneficially or Constructively Own shares of Capital Stock of the Company in excess of 2.5 percent of the value of the total outstanding shares of Capital Stock of the Company, unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable): (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Company being owned by fewer than 100 Persons.  Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Company.  If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Company on request and without charge.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of Class A Common Stock represented by the within certificate and do hereby constitute and appoint

Attorney
to transfer the said shares on the books of the within named Company, with full power of substitution in the premises.

Dated ,

Signature(s) Guarantee:
X

X

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.